UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 3, 2018 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Heska Corporation (the “Company”) held its 2018 Annual Meeting of Stockholders (“Annual Meeting”) on May 3, 2018. At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company's then existing Amended and Restated 1997 Stock Incentive Plan (the “1997 Stock Plan”) to, among other things, increase by 250,000 the number of shares of the Company’s common stock authorized for issuance under the 1997 Stock Plan and to make provision to permit, at the discretion of the Compensation Committee of the Board of Directors (the "Compensation Committee"), future grants of restricted stock under the plan to become vested in the event of a plan participant's death or disability. Other amendments to the 1997 Stock Plan, which are to be applicable only to future awards made under the plan, were to provide for expanded performance goal vesting criteria and to include a change in beneficial ownership of more than 50% of the outstanding voting power to be included in the definition of "change in control" under the plan. Subsequent to the Annual Meeting, the Company's Board of Directors further amended the Amended and Restated 1997 Stock Plan to eliminate the Compensation Committee's discretion to offer to purchase for cash outstanding stock options from option holders. A further description of the amendments to the 1997 Stock Plan that were approved at the Annual Meeting is included in the definitive proxy statement related to the Annual Meeting that was filed by the Company with the Securities and Exchange Commission under cover of Schedule 14A (File No. 000-22427) on March 26, 2018 (the “Proxy Statement”), which description is incorporated herein by reference. The Amended and Restated 1997 Stock Plan is also filed as Exhibit 99.1 to this current report. The foregoing summary is qualified in its entirety by reference to the full terms and conditions of the 1997 Stock Plan. Interested parties are encouraged to read the 1997 Stock Plan in its entirety as it contains important information.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following is a summary of the matters voted on at the Annual Meeting based on the report of the voting results by the independent inspector of elections. The Proxy Statement contains a description of the following proposals considered at the Annual Meeting, each of which were approved by the Company's stockholders at the Annual Meeting as set forth below:

1.	Stockholders elected the following three nominees as Class III directors to serve three-year terms, as follows:

Nominee	For	Withheld	Broker Non-Voted	Other Non-Voted
Scott W. Humphrey	6,190,359	97,755	650,188	0
Sharon J. Larson	6,052,282	207,830	650,188	28,002
Bonnie J. Trowbridge	5,912,243	375,446	650,188	425
Mr. Humphrey, Ms. Larson, and Ms. Trowbridge have been elected to hold office until the 2021 annual meeting of stockholders or until their respective successors are duly elected and qualified.

2.
Stockholders approved the proposal to amend and restate the Company's 1997 Stock Plan, to, among other things, increase by up to 250,000 the number of shares of the Company's common stock authorized for issuance thereunder, as follows:

For:	3,756,876
Against:	2,508,677
Abstain:	22,561
Broker Non-Voted:	650,188
Other Non-Voted:	0

3.
Stockholders approved an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase by 250,000 the number of authorized shares of each class of the Company's common stock to make available the additional shares contemplated for issuance under the amended and restated 1997 Stock Plan, as follows:

For:	4,009,023
Against:	2,276,382
Abstain:	2,709
Broker Non-Voted:	650,188
Other Non-Voted:	0

4.	Stockholders ratified the appointment of EKS&H LLLP as the Company's independent registered public accounting firm for the year ending December 31, 2018, as follows:

For:	6,857,435
Against:	34,416
Abstain:	46,451
Broker Non-Voted:	0
Other Non-Voted:	0

5.	Stockholders approved the Company's executive compensation in a non-binding advisory vote, as follows:

For:	6,171,213
Against:	57,700
Abstain:	59,201
Broker Non-Voted:	650,188
Other Non-Voted:	0

Item 8.01	Other Events

On May 3, 2018, the Company's stockholders approved at the Annual Meeting an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation, as amended
99.1	Amended and Restated 1997 Stock Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: May 8, 2018	By: /s/ Jason A. Napolitano Jason A. Napolitano Chief Operating Officer, Chief Strategist and Secretary